Exhibit 10.1
EXECUTION VERSION
WAIVER AND AMENDMENT NO. 2 TO AMENDED AND RESTATED CREDIT AGREEMENT
                       WAIVER AND AMENDMENT NO. 2 TO AMENDED AND RESTATED CREDIT AGREEMENT, dated as of April 1, 2010 (this “Amendment”), among DHS HOLDING COMPANY, a Delaware corporation (“Holdings”), DHS DRILLING COMPANY, a Colorado corporation (“Borrower”), each Lender listed on the signature pages hereof, each subsidiary of the Borrower listed on the signature pages hereof (the “Guarantors”), and LEHMAN COMMERCIAL PAPER INC., as administrative agent (in such capacity, the “Administrative Agent”, and together with Holdings, Borrower, the Guarantors and the Administrative Agent, the “Parties”).
W I T N E S S E T H:
                       WHEREAS, the Borrower and Loan Parties have requested that the Lenders waive certain Defaults or Events of Default that have occurred and are continuing under the Credit Agreement as of the date hereof;
                       WHEREAS, the Holdings, Borrower, the Lenders, and the Administrative Agent entered into that certain Amended and Restated Credit Agreement, dated as of August 15, 2008, as amended pursuant to that certain Amendment No. 1, dated as of September 19, 2008 (as further supplemented or modified prior to the date hereof, the “Credit Agreement”);
                       WHEREAS, the Lenders party hereto and the Administrative Agent intend to provide the waivers set forth herein and the Parties hereto intend to amend the Credit Agreement as set forth herein; and
                       NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby agree as follows:
          1.          Defined Terms.
                       (a)          Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.
                       (b)          “Effective Date”: has the meaning set forth in Section 4 of this Amendment.
                       (c)          “Going Concern Qualification”: means a “going concern” or like qualification or exception in any opinion or document accompanying any audited financial statement.
          2.          Waivers: Effective as of the Effective Date, the Lenders party hereto and the Administrative Agent waive any Defaults and Events of Default resulting from the following:
                       (a)          the Borrower or any other Loan Party failing to comply with Section 2.7 (Mandatory Prepayments), Section 5.1(e) (Financial Statements) and Section 5.3(b)(i)(B) (Certificates; Other Information) in respect of any Collateral Value Deficiency existing prior to the Effective Date;
                       (b)          the Borrower or any other Loan Party failing to comply with Section 5.1 (Financial Statements) prior to the Effective Date;

                       (c)          the Borrower or any other Loan Party failing to comply with Section 6.1(a) (Minimum Consolidated EBITDA) prior to the Effective Date;
                       (d)          the Borrower or any other Loan Party failing to comply with Section 6.1(b) (Consolidated Leverage Ratio) prior to the Effective Date;
                       (e)          the Borrower or any other Loan Party failing to comply with Section 6.1(c) (Consolidated Interest Coverage Ratio) prior to the Effective Date;
                       (f)          the Borrower or any other Loan Party failing to comply with Section 6.1(d) (Minimum Current Ratio) prior to the Effective Date;
                       (g)          pursuant to Section 7.1(l) (Events of Default) arising from an event or occurrence (a) solely relating to financial and market conditions or (b) disclosed to the Lenders and the Administrative Agent, in each case prior to the Effective Date;
                       (h)          arising from a Going Concern Qualification existing in any opinion or other document delivered with respect to each of Fiscal Years 2008, 2009 and 2010 pursuant to Section 5.1(a) of the Credit Agreement; and
                       (i)          the first Change of Control under clauses (a) through (c) of the definition of “Change of Control” giving rise to a Default or Event of Default under Section 7.1(k) (Events of Default) occurring after the Effective Date;
provided, however, that the waiver set forth in this Section 2 shall not excuse or otherwise waive any failure by any Loan Party to comply after the Effective Date with any other term of any Loan Document; provided, further, that the waiver set forth in clause (i) of this Section 2 shall be deemed void and any Default or Event of Default shall be deemed to have occurred and be continuing as from the date on which it shall have initially occurred (without giving effect to the waiver contemplated in Section 2(i)) if at any time after the Effective Date, any Loan Party fails to comply with any provision of any Loan Document.
          3.          Amendments. Subject to the terms and conditions set forth herein, effective as of the Effective Date, the Credit Agreement (together with the Exhibits and Schedules thereto) is hereby amended as described on Exhibit A attached hereto.
          4.          Conditions to Effectiveness of this Amendment. The Waivers set forth in Section 3 and the Amendments described in Section 4 of this Amendment shall become effective as of the first date on which each of the following conditions precedent are satisfied (the “Effective Date”):
                       (a)          the Administrative Agent shall have received:
                              (i)          counterparts of this Amendment duly executed and delivered by each of Holdings, the Borrower, the Guarantors, the Administrative Agent, and each Lender; and
                              (ii)          resolutions or written consents of the Board of Directors or equivalent governing body of each Loan Party authorizing entry into this Amendment and performance by such Loan Party of its obligations thereunder, duly certified by the Secretary of each Loan Party (or its general partner or managing member, as applicable) or any other officer of such Loan Party (or its general partner or managing member, as applicable), in a form reasonably acceptable to the Administrative Agent;

                              (iii)          counterparts of a perfection certificate, duly executed and delivered by each of Holdings, the Borrower and each Guarantor, in the form attached hereto as Exhibit B;
                              (iv)          a certificate of Delta Petroleum Corporation certifying the complete and accurate calculation of the aggregate outstanding principal amount of the Delta Account Receivable, as of the date hereof, as set forth on Exhibit C hereto, in a form reasonably acceptable to the Administrative Agent; and
                              (v)          a certificate of each Loan Party certifying that other than the defaults described in Section 2 hereof, no Default or Event of Default has occurred and is continuing on the Effective Date prior to or after giving effect to this Amendment, in a form reasonably acceptable to the Administrative Agent.
                       (b)          each of the representations and warranties set forth below in Section 7 of this Amendment shall be true and correct in all material respects on and as of the Effective Date with the same effect as though made on and as of the Effective Date;
                       (c)          Borrower shall have paid the Administrative Agent for the account of each Lender a fee equal to 0.50% of the Loans outstanding under the Credit Agreement as at the Effective Date;
                       (d)          there shall have been paid to the Administrative Agent, for the account of the Agents and the Lenders, as applicable, free and clear of any recoupment or set-off, in immediately available funds all fees and expenses due and payable to the Agents or the Lenders in an amount not to exceed $50,000 for the period on or prior to the Effective Date to the account listed on Exhibit E hereto;
                       (e)          Borrower shall have filed with the clerk of United States Bankruptcy Court for the Southern District of New York (the “Court”) a “Withdrawal of Claim” in respect of Claim 25652 previously filed with the Court;
                       (f)          no Default or Event of Default shall have occurred and be continuing on the Effective Date after giving effect to this Amendment; and
                       (g)          Borrower shall have repaid the Loans in an amount of not less than $7,633,663.
          5.          Representations and Warranties.
                       (a)          Prior to and after giving effect to this Amendment, each of the representations and warranties set forth in Article III (Representations and Warranties) of the Credit Agreement and in the other Loan Documents are true and correct in all material respects on and as of the Effective Date with the same effect as though made on and as of the Effective Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date.
                       (b)          Each of the Loan Parties hereby represents and warrants to the Administrative Agent and the Lenders, on and as of the Effective Date, (i) both prior to and after giving effect to this Amendment, (x) each of the Loan Parties has taken all necessary action to authorize the execution, delivery and performance of this Amendment and (y) this Amendment has been duly executed and delivered by each of the Loan Parties and (ii) after giving effect to this Amendment, this Amendment is the legal, valid and binding obligation of each of the Loan Parties, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles.
                       (c)          Each of the Loan Parties hereby represents and warrants to the Administrative Agent and the Lenders, on and as of the Effective Date, that set forth on Exhibit C hereto is a complete and accurate calculation of the entire aggregate outstanding principal amount of the Delta Account Receivable.
                       (d)          Each of the Loan Parties hereby represents and warrants to the Administrative Agent and the Lenders that other than the Proof of Claim attached hereto as Exhibit D, none of the Loan Parties nor any of their Affiliates have filed any other Proof of Claim with the Court or any other court with respect to Lehman Brothers Holdings Inc. or any of its Affiliates.
                       (e)          Each of the Loan Parties hereby represents and warrants to the Administrative Agent and the Lenders that such Loan Party does not charge any interest or late fee with respect to any amount constituting the Delta Account Receivable.
                       (f)          Each of the Administrative Agent and the Lenders hereby represents and warrants to the Loan Parties that it is not aware of any Default or Event of Default other than such Defaults and Events of Defaults specified in Section 2 of this Agreement.
          6.          Continuing Effect; Liens and Guaranties.
                       (a)          Except as expressly set forth in this Amendment, all of the terms and provisions of the Credit Agreement are and shall remain in full force and effect and the Loan Parties shall continue to be bound by all of such terms and provisions. The Amendment provided for herein is limited to the specific provisions of the Credit Agreement specified herein and shall not constitute an amendment of, or an indication of the Administrative Agent’s or any Lender’s willingness to amend or waive, any other provisions of the Credit Agreement or the same sections for any other date or purpose. Nothing in this Amendment shall be deemed to be a novation of any of the obligations under the Credit Agreement. Notwithstanding any provision of this Amendment or any other document or instrument executed in connection herewith, the execution and delivery of this Amendment shall be in substitution for, but not in payment of, the obligations owed by the Borrower under the Credit Agreement
                       (b)          From and after the execution of this Amendment, each reference to the “Agreement”, “Credit Agreement”, “Loan Agreement” or other reference originally applicable to the Agreement contained in any Loan Document shall be a reference to the Credit Agreement, as amended by this Amendment.
                       (c)          Each of the Loan Parties expressly acknowledges the terms of the Credit Agreement, as amended by this Amendment, (ii) ratifies and affirms its obligations under the Loan Documents (including but not limited to security documents and guarantees) executed by it, including all Liens and guaranties granted to the Secured Parties under the applicable Loan Documents and (iii) acknowledges, renews and extends its continued liability under all such Loan Documents and agrees such Loan Documents remain in full force and effect.
                       (d)          Each of the Loan Parties hereby reaffirms, as of the date hereof, (i) the covenants and agreements contained in each Loan Document to which it is a party, including, in each case, such covenants and agreements as in effect immediately after giving effect to this Amendment and the transactions contemplated hereby, and (ii) the Lien on the Collateral securing payment of the Obligations pursuant to the Security Documents.

                       (e)          The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders or the Administrative Agent under any of the Loan Documents, nor constitute a waiver or amendment of any other provision of any of the Loan Documents or for any purpose except as expressly set forth herein.
          7.          Expenses. The payment specified in Section 4(d) of this Amendment shall constitute full and final payment and reimbursement to the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred prior to the Effective Date in connection with the negotiation, preparation, execution and delivery of this Amendment, and other documents prepared in connection herewith, and the transactions contemplated hereby, including, without limitation, reasonable fees and disbursements and other charges of counsel to the Administrative Agent. In the event of any conflict between the provisions of Section 8 of this Amendment and Section 9.5 of the Credit Agreement with respect to costs and expenses incurred prior to the Effective Date, the provisions of this Section 8 shall apply; provided that Section 9.5 of the Credit Agreement shall continue subsequent to the Effective Date.
          8.          Release. Each of Holdings, the Borrower and the Loan Parties hereby unconditionally and irrevocably waive all claims, suits, debts, liens, losses, causes of action, demands, rights, damages or costs, or expenses of any kind, character or nature whatsoever, known or unknown, fixed or contingent, which any of them may have or claim to have against each Lender, the Arranger and the Administrative Agent (whether in its capacity as an agent, lender, hedging counterparty or otherwise) or its agents, employees, officers, affiliates, directors, representatives, attorneys, successors and assigns (collectively, the “Released Parties”) to the extent arising out of or in connection with the Loan Documents or any prior or future Borrower request to fund or make an extension of credit under the Credit Agreement including, without limitation, any past or future failure by any Lender to fund any Loan required to be funded by it under the Credit Agreement (collectively, the “Claims”). Each of Holdings, the Borrower and the Loan Parties, each on behalf of itself and its respective successors, assigns, and other legal representatives, further agree forever to refrain from commencing, instituting or prosecuting any lawsuit, action or other proceeding against any Released Parties with respect to any and all of the foregoing described waived, released, acquitted and discharged Claims and from exercising any right of recoupment or setoff that it may have under a master netting agreement or otherwise against any Released Party with respect to Obligations under the Loan Documents. Each of the Released Parties shall be a third party beneficiary of this Agreement. If Holdings, Borrower, any Loan Party or any their respective successors, assigns or other legal representative violate the foregoing covenant, each of Holdings, the Borrower, the Loan Parties and each of their respective successors, assigns and legal representatives, agree to pay, in addition to such other damages as any Released Party may sustain as a result of such violation, all attorneys’ fees and costs incurred by any Released Party as a result of such violation.
          9.          Consents. Each of the Lenders listed on the signature pages hereto hereby irrevocably consents, pursuant to and in accordance with Section 9.1 (Amendments and Waivers) of the Credit Agreement, to the waivers, consents, amendments and other terms of this Amendment as of the Effective Date and acknowledges and agrees to be bound by the terms of this Amendment and that the terms of this Amendment shall not affect its obligations and liabilities as a Lender under the Loan Documents (other than as expressly described in this Amendment) and that all of such obligations and liabilities remain in full force and effect and are hereby reaffirmed.
          10.          Choice of Law; Submission to Jurisdiction; Service of Process. This Amendment and the rights and obligations of the Parties hereto shall be governed by, and construed and interpreted in accordance with the law of the State of New York. In addition, the Parties agree that Section 9.12 of the Credit Agreement shall apply mutatis mutandis in relation to the submission to jurisdiction and service of process.

          11.          Counterparts. This Amendment may be executed in any number of counterparts and by different parties and separate counterparts, each of which when so executed and delivered, shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or e-mail shall be effective as delivery of a manually executed counterpart of this Amendment.
          12.          Integration. This Amendment, together with the other Loan Documents, incorporates all negotiations of the Parties hereto with respect to the subject matter hereof and is the final expression and agreement of the Parties hereto with respect to the subject matter hereof.
          13.          Severability. In case any provision in this Amendment shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Amendment and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
          14.          Loan Document. This Amendment is a Loan Document.
          15.          Waiver of Jury Trial. Each of the Parties hereto irrevocably waives trial by jury in any action or proceeding with respect to this Amendment and any other Loan Document.
          16.          Successors and Assigns. The terms of this Amendment shall be binding upon, and shall inure to the benefit of, the Parties hereto and their respective successors and assigns.
[Signature Pages Follow]

          IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

DHS HOLDING COMPANY,
as Holdings

By:	/s/ Gregory D. Tubbs
Name:	Gregory D. Tubbs
Title:	Executive Vice President

DHS DRILLING COMPANY,
as Borrower

By:	/s/ Gregory D. Tubbs
Name:	Gregory D. Tubbs
Title:	Executive Vice President

C&L DRILLING COMPANY,
as Loan Party

By:	/s/ Gregory D. Tubbs
Name:	Gregory D. Tubbs
Title:	Executive Vice President

CHAPMAN TRUCKING COMPANY,
as Loan Party

By:	/s/ Gregory D. Tubbs
Name:	Gregory D. Tubbs
Title:	Executive Vice President

HASTINGS DRILLING COMPANY,
as Loan Party

By:	/s/ Gregory D. Tubbs
Name:	Gregory D. Tubbs
Title:	Executive Vice President

LEHMAN COMMERCIAL PAPER INC.,
as Administrative Agent

By:	/s/ Douglas Lambert
Name:	Douglas Lambert
Title:	Vice President

LEHMAN COMMERCIAL PAPER INC.
as Lender

By:	/s/ Douglas Lambert
Name:	Douglas Lambert
Title:	Vice President

EXHIBIT A
Amendments to the Credit Agreement
Effective as of the Effective Date, the Credit Agreement (together with the Exhibits and Schedules thereto) is hereby amended as follows:
          1.          Section 1.1 (Defined Terms) is hereby amended by:
(a)          inserting the following definitions in alphabetical order therein:
“Amendment No. 2: as defined in the recitals hereto.
Amendment No. 2 Effective Date: the “Effective Date”, as defined in Amendment No. 2.
Asset Sale Proceeds: the aggregate amount of Net Cash Proceeds of any Asset Sale required to be applied to the prepayment of Loans in accordance with Section 2.7(b).
Delta Account Receivable: the accounts receivable payable by Delta Petroleum Corporation or its Affiliates to Borrower or any of its Subsidiaries set forth on Exhibit C to Amendment No. 2. The aggregate outstanding amount of the Delta Account Receivable as of the Amendment No. 2 Effective Date is $17,775,861.
Delta A/R Satisfaction Date: the date upon which a Responsible Officer of the Borrower shall certify to the Administrative Agent that the principal amount of and other amounts payable on the Delta Account Receivable has been fully paid at par to the Borrower by Delta Petroleum Corporation, without discount, compromise or setoff.
Ratable Portion: with respect to any Lender, the percentage obtained by dividing the outstanding principal amount of such Lender’s Loans by the aggregate outstanding principal amount of the Loans of all Lenders.
Scheduled Installment: the amount of each scheduled repayment of Loans payable under Section 2.4(a).”
                       (b)          deleting the terms “Loan Percentage”, “Make-Whole Price”, “Required Equity Contribution”, “Term A Commitment”, “Term A Lender”, “Term A Loan Percentage”, “Term A Loan”, “Term B Commitment”, “Term B Lender”, “Term B Loan Percentage”, and “Term B Loan” in their entirety.
                       (c)          amending and restating the definitions of the following terms:
“Applicable Interest Margin: a per annum rate equal to 6.25%.
Benefited Lender: as defined in Section 9.7(a).

Borrowing Notice: with respect to any request for borrowing of Loans hereunder, a notice from Borrower, substantially in the form of, and containing the information prescribed by, Exhibit B, delivered to the Administrative Agent.
Commitment Expiration Date: the earlier of (a) the Amendment No. 2 Effective Date and (b) December 31, 2009.
Consolidated Current Assets: at any date, the total consolidated current assets (other than cash and Cash Equivalents) of Borrower and its Subsidiaries at such date, adjusted for non-cash assets, determined in conformity with GAAP.
Consolidated Current Liabilities: at any date, all liabilities of Borrower and its Subsidiaries at such date which should, in conformity with GAAP, be classified as current liabilities, adjusted for non-cash liabilities, on a consolidated balance sheet of Borrower and its Subsidiaries prepared in conformity with GAAP, but excluding the sum of (a) the principal amount of any current portion of long-term Indebtedness and (b) (without duplication of clause (a) above) the then outstanding principal amount of Loans.
Consolidated Total Debt: at any date, the aggregate principal amount of all Indebtedness of Borrower and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP, less (i) the aggregate amount of all Cash and Cash Equivalents in excess of $1,000,000 and (ii) until the earlier of (A) the Initial Service Date of any Additional Rig(s) and (B) the quarter ending June 30, 2010, the aggregate portion of the principal amount of Loans used to acquire such Additional Rig(s).
Loans: as defined in Section 2.1(b). The aggregate principal amount of Loans outstanding as of the Amendment No. 2 Effective Date is $83,267,500.”
          2.          Sections 2.1(a) and 2.1(b) are hereby deleted in their entirety and the following is inserted in lieu thereof:
                         (i)          The Credit Parties acknowledge and agree that as of immediately prior to the Closing Date the aggregate principal amount of all loans outstanding under the Existing Credit Agreement equals $83,267,500 (the “Existing Loans”) and that, subject to Section 4.1, the entire principal balance of such Existing Loans are hereby converted into and continued as term loans hereunder (such loans, together with any loans made by Lender pursuant to clause (b) below prior to the Amendment No. 2 Effective Date, “Loans”).
                         (ii)          Subject to the terms and conditions hereof, each Lender severally agrees to make additional term loans to Borrower, from time to time prior to the Commitment Expiration Date, on any Borrowing Date requested by Borrower, subject to Section 4.2, in an aggregate principal amount not to exceed such Lender’s Commitment (set forth on Schedule 1.1 hereto) as of such Borrowing Date.
          3.          Each instance of the phrase “Term B” is hereby deleted in Section 2.2 and the phrase “requested after the Closing Date” is hereby inserted immediately prior to the first use of the term “Borrower” in such section.
          4.          Section 2.4(a) subclause (i) and (ii) are hereby deleted in their entirety and the following is inserted in lieu thereof:

“(i)          Borrower promises to repay the Loans at the dates and in the amounts as set forth below, subject to any reductions in accordance with Section 2.7, with the entire unpaid principal amount of Loans payable on the Maturity Date:

Installment Date:	Scheduled Installment of Principal:
2008	$0
2009	$0
April 1, 2010	$7,633,663
May 1, 2010	$2,000,000
August 1, 2010	$2,000,000
November 1, 2010	$2,000,000
January 1, 2011	$2,000,000
April 1, 2011	$5,000,000
July 1, 2011	$5,000,000

“
          5.          Section 2.4(e) is hereby deleted in its entirety and the following is inserted in lieu thereof:
“Borrower agrees that, upon the request to the Administrative Agent by any Lender, Borrower will promptly execute and deliver to such Lender a promissory note of Borrower evidencing any Loans of such Lender, substantially in the form of Exhibit G (a “Note”), with appropriate insertions as to date and principal amount; provided that delivery of Notes shall not be a condition precedent to the occurrence of the Closing Date or the making of the Loans on any Borrowing Date.”
          6.          Section 2.6 is hereby deleted in its entirety and the following is inserted in lieu thereof:
“(a)          At any time after August 31, 2009, Borrower may, upon at least three Business Days’ prior notice to the Administrative Agent stating the Prepayment Date and aggregate principal amount of the prepayment, prepay, at par, on any date the outstanding principal amount of the Loans, in whole or in part, at Borrower’s option, together with accrued interest through the Prepayment Date on the principal amount prepaid, in accordance with the provisions of this Agreement.
(b)          Each partial prepayment shall be in an aggregate amount not less than $200,000 or integral multiples of $100,000 in excess thereof, and any such prepayment must be accompanied by payment of Agent’s and each Lender’s reasonable out-of-pocket expenses and payment of any LIBOR funding breakage costs in accordance with Section 2.12. Upon the giving of such notice of prepayment, the principal amount of the Loans specified to be prepaid and at the applicable price specified therefor, together with the accrued interest through the Prepayment Date shall become due and payable on the Prepayment Date.
(c)          Upon the giving of any such notice of prepayment, the principal amount of the Loans specified to be prepaid, together with the accrued interest thereon through the Prepayment Date shall become due and payable on the Prepayment Date.
(d)          Any optional prepayment under this Section 2.6 shall be applied to the Loans as set forth in Section 2.9 below.”

          7.          Section 2.7 is hereby deleted in its entirety and the following is inserted in lieu thereof:
“(a)          Unless the Required Lenders shall otherwise agree, if any Capital Stock shall be issued (excluding any Permitted Equity Financing and the Required Equity Contribution), or any Indebtedness (excluding any Permitted Indebtedness) incurred, by any Loan Party or any Person shall make any contribution to the capital of any Loan Party (excluding any Permitted Equity Financing, the Required Equity Contribution and contributions by Holdings to the capital of Borrower, or by Borrower to the capital of any Wholly Owned Subsidiary Guarantor), then on the date of such issuance, incurrence or capital contribution, Borrower shall prepay the principal amount of the Loans in an amount equal to the amount of the Net Cash Proceeds of such issuance, incurrence or capital contribution. The provisions of this Section 2.7(a) do not constitute a consent to the issuance of any Capital Stock by any Person whose Capital Stock is pledged pursuant to any Security Document, or a consent to the incurrence of any Indebtedness or the making of any capital contribution by any Loan Party.
(b)          Unless the Required Lenders shall otherwise agree, if on any date any Loan Party shall receive a Purchase Price Refund or Net Cash Proceeds from any Asset Sale or Recovery Event then, on the date of receipt by such Person of such Net Cash Proceeds or such Purchase Price Refund, Borrower shall (i) prepay the principal amount of the Loans in an amount equal to the amount of such Net Cash Proceeds from any Recovery Event or of such Purchase Price Refund and (ii) prepay, in an amount equal to the amount of such Net Cash Proceeds from any Asset Sale and such prepayment shall be applied, first, to prepay the immediately succeeding Scheduled Installment in full, second, to prepay all interest payable on the immediately succeeding quarterly Interest Payment Date in full, third, to pay the second succeeding Scheduled Installment and fourth, to prepay the remaining principal amount of Loans in accordance with Section 2.9(a)(iii) or, at the applicable Loan Party’s option, all interest payable on the second succeeding quarterly Interest Payment Date with the remainder being applied to prepay the principal amount of Loans in accordance with Section 2.9(a)(iii); provided, however, that in the case of any Net Cash Proceeds constituting the Reinvestment Deferred Amount with respect to a Reinvestment Event, Borrower shall prepay the Loans in an amount equal to the Reinvestment Prepayment Amount applicable to such Reinvestment Event, if any, on the Reinvestment Prepayment Date with respect to such Reinvestment Event; provided further that the aggregate Net Cash Proceeds of Reinvestment Events that may be specified as Reinvestment Deferred Amounts in one or more Reinvestment Notices shall not exceed $100,000 in the case of any Reinvestment Event and $200,000 in the aggregate in the case of all Reinvestment Events. The provisions of this Section do not constitute a consent to the consummation of any Disposition not permitted by Section 6.5.
(c)          Not later than the fifth business day following the date on which the Borrower delivers the quarterly statements required by Section 5.1(b), Borrower shall prepay the principal amount of the Loans in an amount equal to 75% of Excess Cash Flow for such fiscal quarter;
(d)          Upon the occurrence of a Change of Control that has not been duly waived by the Lenders and the Administrative Agent pursuant to Amendment No. 2, the Required Lenders, at their sole discretion, may require Borrower to immediately prepay the outstanding principal amount of the Loans (after considering any prepayments by Borrower pursuant to Section 2.6), together with all other amounts owing under this

Agreement or any Loan Document including any fees and expenses earned or then due and payable under any Loan Document.
(e)          Each prepayment of the Loans pursuant to this Section 2.7 shall be applied in accordance with Section 2.9 below and shall be accompanied by payment of accrued interest to the Prepayment Date on the principal amount prepaid.
(f)          In the event of any overpayment of interest pursuant to Section 2.7(b), as determined by the Administrative Agent from time to time, which computations shall be conclusive in the absence of manifest error, the Administrative Agent shall apply an amount equal to such overpayment to reduce the outstanding principal amount of the Loans
          8.          Sections 2.8(b) and (c) are hereby deleted in its entirety and the following is inserted in lieu thereof:
“(b)          Subject to Section 2.7(b) and (e) and Section 2.9(h), interest on the Loans shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to Section 2.8(a) shall be payable from time to time on demand.
(c)          Interest, fees and commissions payable pursuant hereto shall be calculated on the basis of a year of 360 days.”
          9.          Section 2.9(a) is hereby deleted in its entirety and the following is inserted in lieu thereof:
“(a)          (i) The borrowing by Borrower of Loans from the Lenders hereunder, any reduction of the Commitments of the Lenders and, subject to Section 2.9(c), each payment by Borrower on account of any fee, shall be made pro rata according to the Ratable Portion of each Lender.
(ii) Each payment (including prepayments) in respect of principal or interest in respect of any Loans and each payment in respect of fees or expenses payable hereunder shall be applied to the amounts of such obligations owing to the Lenders pro rata according to the respective amounts then due and owing to the Lenders.
(iii) Any optional prepayments made by Borrower pursuant to Section 2.6 and any mandatory prepayments of principal made by Borrower pursuant to Section 2.7 (including in respect of any Asset Sales consummated following the occurrence of the Delta A/R Satisfaction Date) shall be applied first to reduce the Scheduled Installments in stated order of their maturities and second to any remaining principal amount of Loans then outstanding. For the avoidance of doubt, the application of Net Cash Proceeds of Assets Sales will be governed by the provisions of Section 2.7(b) until such provisions explicitly require the application of such Net Cash Proceeds to be in accordance with this Section 2.9(a)(iii).
(iv) Amounts prepaid on account of the Loans may not be reborrowed.”
          10.       Section 2.9(c)(iv) is hereby amended by deleted the parenthetical at the end of such subclause in its entirety;

          11.       Section 3.2 is hereby amended by deleting the “.” at the end thereof and inserting the following in lieu thereof:
“, except as disclosed in writing to the Administrative Agent prior to the Amendment No. 2 Effective Date.”
          12.       Section 4.2 is hereby amended by deleting the each instance of the phrase “Term B” and replacing the first instance of such phrase with the word “Additional” and replacing the second instance of such phrase with the word “additional” in lieu thereof.
          13.       Section 5.1 is hereby amended by inserting the word “and” at the end of clause (c) thereof, by deleting the “and” at the end of clause (d) thereof, and by deleting clause (e) in its entirety.
          14.       Section 5.3 is hereby amended by deleting the parenthetical “(A)” in its entirety and by deleting the phrase “or (B) the existence of a Collateral Value Deficiency, in each case” in its entirety.
          15.       Section 5.15 is hereby amended by deleting it in its entirety and replacing it with the following in lieu thereof:
“Appraisals. At the sole expense of the Borrower, obtain and deliver to the Administrative Agent a Rig Appraisal (i) no later than June 30 of each year following the Amendment No. 2 Effective Date, (ii) no later than December 31 of each year following the Amendment No. 2 Effective Date and (iii) at any other time as the Administrative Agent may request; provided, however, that so long as no Default or Event of Default has occurred or is continuing, Borrower shall not be required to obtain and deliver more than three Rig Appraisals in any calendar year; provide further, that after the occurrence and during the continuance of a Default or Event of Default, Borrower shall obtain and deliver Rig Appraisals at any time and frequency, but in no case more than four Rig Appraisals in any calendar year.”
          16.       The existing Section 5.16 is hereby re-numbered as Section 5.17, and the following new Section 5.16 is inserted therein:
“Meetings of the Board of Directors.
(a)          Contemporaneously with notification to the persons constituting the Board of Directors or equivalent of each of the Borrower and each Loan Party, notify the Administrative Agent of any such meeting and provide the Administrative Agent with any written materials distributed in connection with such meeting.
(b)          As soon as available and in any event within ten (10) Business Days after any meeting of the Board of Directors or equivalent of each of the Borrower and each Loan Party, Borrower shall deliver, or cause to be delivered, to the Administrative Agent the minutes of such meeting, duly certified by the Secretary or Assistant Secretary of the Borrower or the applicable Loan Party as being a true, accurate and complete copy of such minutes.”
          17.       Section 6.1 is hereby deleted in its entirety and the following is inserted in lieu thereof:
          “(a)       Minimum Consolidated EBITDA. (i) Permit the Consolidated EBITDA for any period of four consecutive fiscal quarters of Borrower ending with any fiscal quarter to be less than the amounts set forth below for such periods:

Period	EBITDA
For the periods ending on or prior to March 31, 2009	$20,000,000
For the periods ending after March 31, 2009 and before March 31, 2010	$25,000,000

          (ii) Permit the Consolidated EBITDA for any fiscal quarter to be less than the correlative amount set forth below for such fiscal quarter:

Fiscal Quarter	EBITDA
For the fiscal quarter ending March 31, 2010	$100,000
For the fiscal quarter ending June 30, 2010	$250,000
For the fiscal quarter ending September 30, 2010	$1,000,000
For the fiscal quarter ending December 31, 2010 and each fiscal quarter thereafter	$1,500,000

          (b)          Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio as at the last day of any period of four consecutive fiscal quarters of Borrower, beginning with the four-fiscal-quarter period ending September 30, 2008 until the four-fiscal-quarter period ending December 31, 2009, to exceed 3.5:1.0. For purposes of this Section 6.1(b) and notwithstanding any other provision herein to the contrary, in determining Borrower’s Consolidated EBITDA for purposes of calculating the Consolidated Leverage Ratio:
               (i)          for all determinations made prior to the last day of the first fiscal quarter of Borrower after the Initial Service Date for any Additional Rig, the projected income for such Additional Rig shall be as provided by Borrower in the Borrowing Notice for the applicable Loans utilized to acquire such Additional Rig (including any deposits made for the acquisition of such Additional Rig) and acceptable to the Administrative Agent; and
               (ii) for all determinations made as at and after the last day of the first fiscal quarter of Borrower after the Initial Service Date for any Additional Rig and as at and prior to the last day of any period of four consecutive fiscal quarters of Borrower after the Initial Service Date for any Additional Rig, the income derived from the utilization of such Additional Rig shall be an annualized amount based on the actual income derived from the utilization of such Additional Rig so that such income for one fiscal quarter shall be multiplied by four, for two fiscal quarters shall be multiplied by two and for three fiscal quarters shall be multiplied by four-thirds.
          (c)          Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio for any period of four consecutive fiscal quarters of Borrower, beginning with the four-fiscal-quarter period ending September 30, 2008 until the four-fiscal-quarter period ending December 31, 2009 to be less than 2.5:1.0.
          (d)          [INTENTIONALLY OMITTED.]”
          18.        Section 6.3(g) is hereby amended by inserting the word “and” at the end thereof;

          19.        Section 6.6 is hereby amended by deleting the reference to “Section 5.16(c)” therein and inserting a reference to “Section 5.17(c)” in lieu thereof;
          20.        Section 6.7 is hereby deleted in its entirety and the following is inserted in lieu thereof:
(a)          “6.7  Capital Expenditures. Make or commit to make, in any fiscal year, an aggregate amount of Capital Expenditure in excess of the Permitted Capex Amount; provided that Borrower and its Subsidiaries shall not make or commit an aggregate amount of Capital Expenditures in excess of $1,200,000 in any fiscal quarter. For purposes hereof, “Permitted Capex Amount” means, (i) for any fiscal year after the Amendment No. 2 Effective Date other than 2011, an amount equal to $3,500,000 and (ii) for 2011, an amount equal to $3,500,000 multiplied by the percentage constituting (A) the number of days between, and including, January 1, 2010 and the Maturity Date divided by (B) 365.
          21.        Section 7.1(c) is hereby amended by inserting the words “Section 5.17” directly after the words “Section 5.16,”;
          22.        Section 9.2 is hereby amended by deleting each word between the “:” at the end of the first paragraph and the proviso at the end thereof, and replacing it with the following in lieu thereof:

“Holdings:	DHS Drilling Company
P.O. Box 277
1813 Coleman Circle
Casper, Wyoming 8260
Attention: Bill Sauer, Jr.
Facsimile: (307) 473-5377

Borrower	DHS Drilling Company
P.O. Box 277
1813 Coleman Circle
Casper, Wyoming 8260
Attention: Bill Sauer, Jr.
Facsimile: (307) 473-5377

with a copy to:	DHS Drilling Company
370 17th Street, Suite 4300
Denver, Colorado 80202
Attention: Gregg Tubbs
Facsimiles: (303) 575-0403

Polsinelli Shughart PC
1515 Wynkoop, Suite 600
Denver, Colorado 80202
Attention: Peter T. Moore
Facsimile: (720) 228-2309

Agent(s):	Lehman Commercial Paper Inc.
1271 Avenue of the Americas, 38th Floor
New York, New York 10020
Attention: Yvonne Lin-Lu
Email: yvonne.lin@lehmanholdings.com
with a copy to:
Attention: Eric Salzman
Facsimile: (646) 758-3071
Email: eric.salzman@lehmanholdings.com
and:
Attention: Howard Liao
Email: howard.liao@lehmanholdings.com

with a copy to:	Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
Attention: Andrew Colao
Facsimile: (212) 310-8007”
          23.        Section 9.7 is hereby amended by deleting each instance of the term “Benefitted Lender” and replacing it with “Benefited Lender” in lieu thereof.
          24.        Schedule 1.1 is hereby amended in the form of Annex 1 hereto.